Exhibit 10.13

                                      LEASE

This Lease made this 8th day of August, 1993, by and between, QUALITY DAIRY COMPANY a Michigan Corporation, having its principal offices at 111 W. Mt. Hope Ave., Lansing, MI 48910, hereinafter called "Landlord" and IMMACULATE EAGLE, INC. D.B.A. TOTAL FACILITIES MANAGEMENT a Michigan Corporation having its principal office at 13520 Bauer Road, Eagle, MI 48822, hereinafter called "Tenant".

                                   WITNESSETH:

1. LEASED PREMISES - Landlord, in consideration of the rent to be paid and convenants to be performed by Tenant, does hereby demise and lease unto Tenant, and the Tenant hereby rents from Landlord, those certain premises located at 2110 South Washington Ave., Lansing, MI 48910 which property is legally described as:

                  See attached Exhibit "A", "B", and "C", hereby made a part of this lease document.

2. TERM - The term of this Lease shall commence on January 1, 1994, at which time occupancy shall begin and shall be for five (5) year(s) ending December 31, 1998 at 12:00 midnight. Tenant shall have the option to continue and renew this lease under the following terms and conditions:

         1) Tenant must notify Landlord ninety (90) days before the termination of this lease of its intention to exercise its option to renew the same.

         2) The option to renew this lease shall be: No options to renew. Tenant has right of first refusal to lease 13,050 sq. ft. "west adjacent space". Tenant has ten (10) days to accept our written proposal to lease.

3. LEASE YEAR DEFINED - The term "lease year" as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first lease year shall being on the commencement date of the term of this Lease. Each succeeding lease year shall commence on the anniversary date of the first lease year.

4. MINIMUM ANNUAL RENT - Tenant shall pay the Landlord as minimum rent during the term of this lease the sum of Forty Six Thousand Six Hundred Forty & 00/100 ($46,640.00) Dollars annually which is to be paid at the rate of Three Thousand Eight Hundred Eighty Six and 66/100 ($3,886.66) Dollars monthly in advance on the first day of each month. This minimum rent is calculated at the rate of $2.12 per square feet for the 22,000 leaseable square feet.

                  Tenant  shall  pay -0-  security  deposit.
                  Tenant shall pay $3,886.66 first months rent Tenant shall pay -0- last months rent

5.       deleted.

6. USE OF PREMISES - Tenant shall use premises for General offices, showroom, storage and reconditioning of office furniture. Tenant shall conduct no other business from the premises. Tenant must notify Landlord in writing of any intended change in use at least thirty (30) days prior to such change in use and Tenant shall not make such change without Landlord's written permission which permission will not be unreasonably withheld. There shall be no storage of toxic substances within the leased area.

7. MAINTENANCE - Tenant shall be liable for the removal of its trash, interior cleaning and cleaning of the exterior grounds within fifty (50) feet radius of the leased premises.

8. PARKING AREA - Tenant, its employees and agents shall restrict their parking of any vehicle only to that area designated by the Landlord for such parking. Tenant shall be responsible for the snow removal and cleaning of parking area.

9. LIABILITY INSURANCE - Tenant shall procure and keep in force, during the term of this lease, a policy of public liability and property damage insurance with respect to the leased premises and any foreseeable damage resulting from Tenants occupancy of the leased premises. The amount of the insurance shall not be less then $250,000.00 per accident or occurrence, with property damage coverage of at least $500,000.00. Landlord shall be named as a beneficiary on this insurance.

10. REPAIR AND MAINTENANCE - Landlord agrees during the term of this Lease, at Landlord's cost and expense, to properly maintain and make necessary exterior walls and structural portions of the leased premises. Tenant agrees to maintain and repair, ceilings, floor cover, wall finish, glass windows and doors, Heating, Ventilating, Air Conditioning System, rest rooms. Landlord agrees to maintain all utility connections from the exterior walls of the premises to the utility connections. Tenant agrees to maintain and repair all utility systems, pipes, lines, etc. on the interior of the leased premises at his own cost. Landlord agrees to maintain the parking lots and landscaping. Landlord will repair all nontenant utility connections in the leased premises unless damages by tenant.

11. FIRE OR CASUALTY - If the leased premises shall be damaged or destroyed in whole or in part by fire, the elements or other casualty during the term hereof, Landlord shall, at its own cost and expense promptly repair and restore the entire leased property to a condition substantially equal to the condition of the leased property before the damage. The minimum rents, and all other charges shall abate from the date of such damage until the date thirty
(30) days after the date the Landlord shall have repaired and restored the leased premises as outlined.

In the event the Landlord has not completed the repairs and restoration of the leased premises within three (3) months after the date of the damage, the Tenant at its option, may cancel and terminate this Lease upon ten (10) days written notice.

12. EMINENT DOMAIN - If the whole of the leased premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, then this Lease shall automatically terminate as of the date the title shall be taken. If any part of the leased premises shall be taken so that it interferes with the right of Tenant in carrying out its general business, then the Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord giving within ninety (90) days after the date of such taking and upon termination the parties hereto shall be released from all their respective obligations hereunder. Landlord shall be entitled to claim all damages and award for damages and all compensation for the diminution in value of the fee of the leased premises.

13.      RE-RENTING - Tenant hereby agrees that for a period  commencing  sixty
(60) days prior to the expiration of this Lease, Landlord may show the leased premises to prospective tenants during Tenant's normal business hours.

14. HOLDING OVER - In the event Tenant holds over after the expiration of the term of this Lease, including any extensions thereof, thereafter the tenancy will be deemed to be from month to month at the rents specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified as applicable.

15. UTILITIES AND TAXES - Tenant shall be responsible for the payment of all utility costs and personal property taxes. Landlord shall pay annual real estate taxes assessed against this property when due.

16. TENANT'S DEFAULT - Tenant shall be deemed in default for failure to timely pay the rent or other charges due hereunder. After seven day written notice of these charges has been given to Tenant and the allotted time for payment has lapsed and Tenant has failed to correct the default, Landlord shall be entitled to start eviction procedures for the removal of Tenant from the leased premises. Tenant shall be deemed to be in default of other provisions of this Lease if written notice of such violation has not been corrected within thirty (30) days of the date such written notice is given to Tenant.

17. RIGHT TO RE-ENTER - In the event any rent shall be due and unpaid, and such default shall not have been cured after written notice and within the time herein provided, or if the leased premises shall be abandoned, then it shall be lawful for Landlord, its certain attorney, representative or assigns, upon ten
(10) days written notice to Tenant, to either terminate this Lease or to lawfully re-enter into and repossess the leased premises and Tenant and each and every occupant to remove and put out.

18. ASSIGNMENT - Tenant may not assign this Lease or any interest in it without the prior written approval of Landlord, which approval will not be unreasonably withheld.

19. CONDITION OF PREMISES UPON TERMINATION - At the expiration of this Lease Tenant will quit and surrender the leased premises in as good a condition as it was when entered into.

20. IMPROVEMENTS - Tenants may not alter, make improvements or change the property or its improvements, without the prior approval of Landlord.

21.      SUCCESSORS  - All rights and  liabilities  herein given or imposed upon
the   parties   hereto   shall   extend  to  and  bind  the  heirs,   executors,
administrators, successors and assigns of the said premises.

22. ENTIRE AGREEMENT - This Lease and the Exhibits attached hereto, set forth all the covenants, promises, agreements, conditions and understandings of the parties hereto and there exist no other oral or written covenants, promises, agreements, conditions or understandings between them. No change or amendment to the Lease can be made or be binding unless it is in writing and signed by both parties.

23. PARTIAL INVALIDITY - The invalidity or unenforceability of any provision of this Lease shall not effect or impair the validity of any other provision. The Lease shall be governed by the laws of the State of Michigan.

24. NOTICE - Any notice, demand, request, or other instrument which may be or is required to be given under this lease shall be sent by United States certified mail, return receipt requested, postage prepaid to the respective parties at the addresses given hereto or in this Lease.

25. ARBITRATION - Should there be a conflict arise out of this lease, the parties hereto agree to submit such conflict to arbitration for settlement.

26. That the premises have been examined and have been received in good condition and further agrees to maintain the premises in the same condition as when received and will not allow any waste, misuse or neglect or should waste, misuse or neglect occur on the leased premise, that the responsibility therefore shall be that of the Lessee, unless damage occurs through the fault of the Lessor.

27. Tenant will inform landlord in writing within 30 days of commencement of the lease of any defects in the operation of the air, heat, electric and plumbing. Landlord will bring these systems into good operating condition within seven days of receipt of tenants written correspondence.

28. Landlord reserves one loading dock for movement of materials from the basement or second floor.

29. Tenant agrees to effectively prevent odors from vaporized paints, solvents or other materials used in the restoration of office furniture or any other operations in the leased premises to contaminate the air space in any building area above, below or to the sides of the leased premises. Tenant will reimburse landlord or its tenants for loss due to the violation of this provision.

30. Landlord will blacktop additional parking area for tenants employees if required to do so by City of Lansing. Blacktop cost to be paid by landlord.

31. For office improvements Tenant will pay in addition to warehouse rent $1.50 per sq. ft. per year for four years. Starting January 1, 1998 the office rate will be 50(cent) per sq. ft. per year in addition to the warehouse rate then in effect.

32. For showroom improvements Tenant will pay in addition to warehouse rent 50(cent) per sq. ft. per year for four years. Starting January 1, 1998 the showroom rate will return to the warehouse rate then in effect.

33. Landlord will pay from invoices provided by vendors of tenant a maximum of $40,000.00 in improvements to the leased premises as agreed to. Tenant shall contract for all improvements including the obtaining of all necessary governmental approvals. Landlord will not pay for labor provided by Tenant or its employees for the improvements. No approved sanitary sewer exists at or near the east wall of the leased premises and Landlord is not required to provide such a sanitary sewer.

34. All exterior windows, steps and ramps added to the leased premises must be done in a tasteful and workmanlike manner which meets with the approval of the Landlord.

35.      Monthly warehouse rental schedule:
                  January 1, 1994             $2.12 sq. ft
                  January 1, 1995              2.22 sq. ft.
                  January 1, 1996              2.32 sq. ft.
                  January 1, 1997              2.42 sq. ft.
                  January 1, 1998              2.52 sq. ft.

36. December 1993 warehouse rent shall be One Thousand Nine Hundred Forty Three and 33/100 ($1,943.33) Dollars. Tenant may have use of leased premises from October 1, 1993.

37. Flexible short term use of additional space shall be at the same rate in effect for the leased area.

38. Retention of Right of First Refusal on west adjacent space by Tenant. Tenant shall pay Landlord the following fees:

                  January 1, 1997        $13,833
                  January 1, 1998        $13,833
If the above payments are not received by the due date it is agreed that Tenant shall have no right to first refusal of the additional area.

39. Lease cancellation provision. Tenant may cancel this lease after December 31, 1996 or December 31, 1997 upon the following conditions:

         1. Written notice of lease cancellation and $10,750.00 is received by the Landlord before October 1, 1996. This action would cancel the lease as of December 31, 1996.
         2. Written notice of lease cancellation and $6,250.00 is received by the Landlord before October 1, 1997. This action would cancel the lease as of December 31, 1997.

40. Landlord shall install one 250 watt light fixture for ever 800 sq. ft. of leased space.

IN WITNESS WHEREOF, Landlord and Tenant have signed their names and affixed their seals (if any) as of this day and year first above written.


In the Presence of:                    Landlord



                  /s/                  BY:                      /s/
---------------------------------          ------------------------------------
                  /s/                  ITS:                     /s/
---------------------------------          ------------------------------------

                                       Tenant


                  /s/                  BY:                      /s/
---------------------------------          ------------------------------------
                  /s/                  ITS:                     /s/
---------------------------------          ------------------------------------

                                   EXHIBIT "A"


                              CERTIFICATE OF SURVEY


LEGAL DESCRIPTION:

         PARCEL 1: That part of the NW 1/4 of Section 28, T4N, R2W, Lansing Township, Ingham County, Michigan, described as: Commencing at the North 1/4 corner of Section 28, I4N, R2W; thence S89(Degree)10'00"E,
         59.94 feet along the North line of said Section 28 to the centerline of South Washington Avenue (66 feet wide); thence S31(Degree)56'55"W,
         633.80 feet along said centerline; thence 89(Degree)10'00"W, 38.55 feet to the Northwesterly right of way line of said South Washington Avenue and the point of beginning of this legal description; thence
         S31(Degree)56'55"W, 411.06 feet along said right of way line; thence N89(Degree)10'00"W, 1019.17 feet to the Southeasterly right of way line of the New York Central Railroad (66 feet wide); thence N53(Degree)59'45"E, 884.33 feet along said right of way line; thence S89(Degree)10'00"E, 256.30 feet; thence S80(Degree)50'60"W, 178.28 feet along a line which is an extension of and is the East side of a foundation wall to the South side of a foundation wall, said wall being on the North side of Open Courtyard No. 1 thence S89(Degree)10'00"E,
         267.5 feet along said South side of said North courtyard wall, its extension to the point of beginning. Contains 8.730 acres (380,290 Sq. Ft.).

                                   EXHIBIT "C"


Space located on the first floor of 2110 South Washington Ave., Lansing, Michigan containing 37,940 gross square feet of floor area being 271 feet East and West by 140 feet North and South, from which the following areas are excluded and reserved by Landlord for use by Landlord and/or other Tenants:

          A.       Basement ramp (12'x100')                   1,200 sq. ft.
          B.       Third floor ramp (12'x40')                   480 sq. ft.
          C.       Third floor staging area (20'x40')           800 sq. ft.
          D.       Building #60 ramp area (20'x20')             400 sq. ft.

for an excluded and reserved area totaling 2,880 sq. ft. which results in a net leaseable area of 35,060 sq. ft. A sketch of this leased area is shown on Exhibit "B" being a part of and attached hereto.

                                  July 29, 1993






Additional notice on utilities:

Electrical use is billed at $.049 K.W.H.

Water and Sewage charges will be a minimum of $60.00 per month for five people.

Fire Protection Cost - each riser monthly is $26.29, you have use of 4 risers or $105.12 per month.

Water for fire risers if $28.20 per month.

Snow Plowing could be $40 - $50 per occurrence.

                           [QUALITY DAIRY LETTERHEAD]
                              111 W. Mt. Hope Ave.
                                Lansing, MI 48910


                                                    July 5, 1994







Total Facilities Management
Attn:  Paul Covert
2100 S. Washington Ave.
Lansing, MI  48910

Dear Paul,

         During a meeting with Todd Thoman on June 22, 1994 it was agreed that T.F.M. would hire in its own snow plowing contractor for the 1994-95 season and into the future. The reason for this is to allow you to directly have control over the snowplowing and among other reasons avoid overcharges from your landlord.

         The East end of the parking lot on the North side of the building is your responsibility along with the drive and parking lot along 66% of south wall of 2120 South Washington. Please avoid piling snow on other adjacent areas. If you have any questions do not hesitate to call.

                                                  Sincerely,

                                                  /s/ Alan S. Martin

                                                   Alan S. Martin

                                   ADDENDUM #2

This shall serve as an agreement to change the leased area of a lease originally signed August 8, 1993 for a 35,050 sq. ft. portion of a building located at 2110 South Washington Avenue, Lansing, Michigan, 48910, between Quality Dairy Company as Landlord and Immaculate Eagle, Inc., D.B.A. Total Facilities Management as Tenant.

1.       This addendum shall be effective May 1, 1995.

2.       The minimum annual rent shall be calculated as follows:

  35,050 Sq. Ft.     Main Floor      at $2.22 sq. ft.      $  77,811.00 per year
   3,000 Sq. Ft.     Office use      at $1.50 sq. ft.      $   4,500.00 per year
   1,500 Sq. Ft.     Showroom        at $ .50 sq. ft.      $     750.00 per year
  24,480 Sq. Ft.     Basement        at $1.11 sq. ft.      $  27,172.80 per year

                              Total per year               $ 110,233.80

                              Total per month              $   9,186.15

3.       Paragraphs 37 and 38 of the lease are cancelled and of no effect.

4.       Parking for tenant is described as:

         A.       35 employee parking spaces
         B.        5 customer parking spaces
         C.        5 truck or trailer parking spaces

         All Tenants parking for employees is to the South of 2120 South Washington Ave.

         Any additional parking spaces needed by Tenant are at Tenants expense. This would mean either the Tenant procuring this additional parking space off site or the Landlord doing so and billing the Tenant for such additional costs on a monthly basis. Landlord shall not bill Tenant for on site available parking.

5. Landlord grants Tenant the right of first refusal to lease an additional 14,520 sq. ft. in basement of 2110 South Washington and 32,000 sq. ft. in basement of 2100 South Washington Ave. This right must be exercised within ten (10) day of notification by Landlord. Any partial lease of space by Tenant shall not terminate this right of first refusal.

6. Landlord reserves a 3,200 sq. ft. area in the North East corner of the basement of 2110 South Washington Ave. for access to various utility connections.

7. Tenant shall become current on all rents and utilities due Landlord by May 1, 1995.

8. Basement space cost of living $.03 sq. ft. per year due yearly. The first increase shall be due January 1, 1997.

9. All storage of products in basement are on pallets or any other material raised 2 inches or more off floor.

10. Landlord shall make a continuing reasonable effort to eliminate storm drainage overflow in basement.

11. The rental rate of the basement area of 2100 and 2110 South Washington shall be $1.11 Sq. Ft. for the 32,000 sq. ft. and 14,520 sq. ft. areas.

12. Use of one common truck dock to North of basement area shall be made available to Tenant. This dock area is not under lease to Tenant, it is a non-dedicated common use dock.

13.      Landlord will change locks in basement area.

14. Landlord will paint walls and ceiling, provide one 8 ft. fluorescent light fixture for each 400 sq. ft. of basement and West main floor space of approximately 12,000 sq. ft. Ramp to basement shall be lighted with four florescent fixtures.

15.      Landlord shall power wash basement floor.

16. Landlord shall install two (2) 8,000 CFM exhaust fans on North wall of basement if existing fans prove inadequate.

17. Ramp repairs made by Landlord will allow the use of the ramp by fork trucks.

18. Occupancy and rent shall start May 1, 1995. Alterations and repairs will be completed by Landlord on or before May 12, 1995.

19. Landlord will install a metal fence in basement raceway so as to restrict Tenant access to the building at 2100 S. Washington Avenue.

20. Landlord shall install a metal door (86" tall by 8' wide) to the North of the leased space in the entry way to the basement raceway. Tenant shall keep this door locked except when actively loading or unloading freight.


Witness for Landlord                             QUALITY DAIRY COMPANY



            /s/                                        /s/
------------------------------               ----------------------------------



Witness for Tenant                               IMMACULATE EAGLE, INC.



            /s/                                        /s/
------------------------------               ----------------------------------

                                   ADDENDUM #3


This shall serve as an agreement to change the leased area of a lease originally signed August 8, 1993 for a 35,050 sq. ft. portion of a building located at 2110 South Washington Avenue, Lansing, Michigan, 48910, between Quality Dairy Company as Landlord and Immaculate Eagle, Inc., D.B.A. Total Facilities Management as Tenant.

1.       This addendum shall be effective December 1, 1995.

2.       The minimum annual rent shall be calculated as follows:

       35,050 Sq. Ft.     Main Floor     at $2.22 sq. ft.   $77,811.00  per year
        3,000 Sq. Ft.     Office Use     at $1.50 sq. ft.    $4,500.00  per year
        1,500 Sq. Ft.     Showroom       at $ .50 sq. ft.      $750.00  per year
       32,100 Sq. Ft.     Basement       at $1.11 sq. ft.   $35,631.00  per year
                                                             ---------

                      Total per year                       $118,692.00

                      Total per month                        $9,891.00

3. The basement floor area at 2110 South Washington Ave., Lansing, MI contains 37,940 gross square feet of floor area being 271 feet East and West by 140 feet North and South.

         The North East floor area measuring 40 feet North and South by 110 feet East and West containing 4,880 sq. ft. is excluded from the leased area.

         The ramp on North wall being an area 12 feet by 80 feet containing 960 sq. ft. is for Tenant use but excluded from the leased area.


Witness for Landlord                        QUALITY DAIRY COMPANY


    /s/ Jean M. Holda                               /s/ Alan L. Martin
------------------------------               ----------------------------------


         Martin



Witness for Tenant                           IMMACULATE EAGLE, INC.



   /s/ Deborah Graham                             /s/ Todd   Thomann
------------------------------               ----------------------------------

                                   ADDENDUM #4

This shall serve as an agreement to change the leased area of a lease originally signed August 8, 1993 for a 35,050 sq. ft. portion of a building located at 2110 South Washington Avenue, Lansing, Michigan, 48910, between Quality Dairy Company as Landlord and Immaculate Eagle, Inc., D.B.A. Total Facilities Management as Tenant.

1.       This addendum shall be effective April 1, 1997.

2.       The minimum annual rent shall be calculated as follows:

       35,050 Sq. Ft.    Main Floor      at $2.42 sq. ft.   $84,821.00  per year
        3,000 Sq. Ft.    Office Use      at $1.50 sq. ft.    $4,500.00  per year
        1,500 Sq. Ft.    Showroom        at $ .50 sq. ft.      $750.00  per year
       32,100 Sq. Ft.    Basement        at $1.14 sq. ft.   $36,594.00  per year
       32,000 Sq. Ft.    Basement        at $1.14 sq. ft.   $36,480.00  per year
        8,000 Sq. Ft.    Main Floor      at $3.00 sq. ft.   $24,000.00  per year
                                                            ----------

                     Total per year                        $187,145.00

                     Total per month                        $15,595.00

Note:  April 1997 rent shall be $13,595.00.

3. The basement floor area at 2100 South Washington Ave., Lansing, MI contains 32,000 gross square feet of floor area being 320 feet East and West by 100 feet North and South. Cost of living is .03(cent) sq. ft. per year.

         The Main Floor Receiving Area at 2100 South Washington Ave. measures 100 feet North and South by 80 feet East and West containing 8,000 sq. ft. Cost of living is .10(cent) sq. ft. per year.

         The Main Floor Raceway at 2100 S. Washington Ave. being an area 160 feet by 40 feet may be used by Tenant to move materials to adjacent leased areas.

4. Landlord will paint basement area, sweep floors, and install one fluorescent light fixture for every 400 sq. ft. Tenant shall install floor sealer on basement floor of 32,000 sq. ft. area..

5. Occupancy of basement area subject to rights of existing Tenants in possession.

6. Tenant agrees to pay all rents and utility payments when due. Rent payable first day of month, utilities 30 days from invoice date.